UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 27, 2022

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Pursuant to the Director Retirement and Term Limitation Policy of Capital Southwest Corporation (the “Company”), Duane Morgan notified the Company that he will retire from the Company’s board of directors (the “Board”) effective as of the date of the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Morgan has been a member of the Board since 2012. Mr. Morgan’s retirement from the Board was not due to any dispute or disagreement with the Company, or on any matter relating to the Company’s operations, policies or practices. As a result of Mr. Morgan’s retirement, the Board reduced the size of the Board from seven to six members, effective as of the date of the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on July 27, 2022. Shareholders of record at the close of business on June 1, 2022 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 25,594,515 shares of common stock outstanding and entitled to vote. A quorum consisting of 17,897,893 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The following four proposals were voted on at the Annual Meeting: (1) the election of six directors to serve until the 2023 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; (2) the approval of, on an advisory basis, the compensation of the Company’s named executive officers; (3) the approval of the Capital Southwest Corporation 2021 Non-Employee Director Restricted Stock Award Plan and (4) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1. The following six (6) directors were elected to serve until the 2023 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified by the following vote:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christine S. Battist	9,721,702	292,468	7,883,723
David R. Brooks	9,609,012	405,158	7,883,723
Bowen S. Diehl	9,852,002	162,168	7,883,723
Jack D. Furst	9,747,011	267,159	7,883,723
Ramona Rogers-Windsor	9,713,614	300,556	7,883,723
William R. Thomas	9,685,865	328,305	7,883,723

Proposal 2. The compensation of the Company’s named executive officers as disclosed and discussed in the proxy statement relating to the Annual Meeting was approved on an advisory basis by the following vote:

Votes For	8,947,800
Votes Against	691,861
Abstentions	374,509
Broker Non-Votes	7,883,723

Proposal 3. The approval of the Capital Southwest Corporation 2021 Non-Employee Director Restricted Stock Award Plan was approved by the following vote:

Votes For	9,021,829
Votes Against	650,564
Abstentions	341,777
Broker Non-Votes	7,883,723

Proposal 4. The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023 was approved by the following vote:

Votes For	17,619,660
Votes Against	143,614
Abstentions	134,619

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2022

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer